Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined financial statements are based on WWAC’s historical financial statements and AARK’s carve-out consolidated financial statements, as adjusted to give effect to the Business Combination. The historical financial statements of WWAC were prepared based on a December 31 fiscal year-end and the historical financial statements of AARK were prepared based on a March 31 fiscal year end. Following the consummation of the Business Combination, Aeries Technology, Inc. is expected to have a March 31 fiscal year end.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of WWAC as of June 30, 2023 and the historical balance sheet of AARK as of June 30, 2023, on a pro forma basis as if the Business Combination had been consummated on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Business Combination as if it was completed on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combines the historical operations of WWAC for the year ended December 31, 2022 and the historical statements of operations of AARK for the year ended March 31, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 combines the historical operations of WWAC and the historical statements of operations of AARK for the six months ended June 30, 2023. The historical statements of operations of AARK for the six months ended June 30, 2023 were derived by adding the historical statements of operations of AARK for the three months ended June 30, 2023 to the historical statements of operations of AARK for the three months ended March 31, 2023. The historical statements of operations of AARK for the three months ended March 31, 2023 were derived by subtracting the historical statements of operations of AARK for the nine months ended December 31, 2022 from the historical statements of operations of AARK for the year ended March 31, 2023.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on June 30, 2023, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on January 1, 2022, nor are they indicative of the results of operations of the combined company for any future period. The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following, each of which is included elsewhere in this proxy statement/prospectus:

●	the historical unaudited condensed financial statements of WWAC as of, and for the six months ended, June 30, 2023, and the related notes;

●	the historical audited financial statements of WWAC as of, and for the year ended, December 31, 2022, and the related notes;

●	the historical unaudited condensed carve-out consolidated financial statements of Aark Singapore Pte. Ltd. as of, and for the three months ended, June 30, 2023, and related notes;

●	the historical audited carve-out consolidated financial statements of Aark Singapore Pte. Ltd. as of, and for the year ended, March 31, 2023, and related notes;

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the sections entitled “WWAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Aeries’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial statements are presented in three scenarios: (1) assuming Minimum Redemptions, (2) assuming Medium Redemptions and (3) assuming Maximum Redemptions. The Minimum Redemptions scenario assumes that WWAC shareholders do not elect to redeem any further Class A common stock, after giving effect to 18,281,946 Class A Ordinary shares already redeemed in connection with the First Extension Amendment and does not give effect to the redemption of 938,987 Class A Ordinary shares in connection with the Second Extension Amendment, for a pro rata portion of cash in the Trust Account, and thus the remaining amount held in the Trust Account after giving effect to known redemptions as of Closing is available for the Business Combination. The Medium Redemptions scenario assumes that WWAC shareholders redeem half of the maximum number of their Class A common stock for a pro rata portion of cash in the Trust Account that would allow the cash requirement of $30,000,000. The Maximum Redemptions scenario assumes that WWAC shareholders redeem the maximum number of their Class A common stock for a pro rata portion of cash in the Trust Account that would allow the cash requirement of $30,000,000, as defined in the Business Combination Agreement as the amount below which AARK may terminate the Business Combination, to be met.

The pro forma for the period June 30, 2023, which was included in proxy statement dated October 17, 2023, has been updated to reflect the impact of stock split of its issued and paid-up common stock at a ratio of 1,000-for-1 effective June 14, 2023 (‘Stock Split’). Whilst the total paid-up value did not undergo a change; the number of shares underwent a change pursuant to the Stock Split. The Company previously excluded the impact of Stock Split. The Stock Split resulted in conversion of 10 pre-split shares of common stock to 10,000 shares of common stock. Consequently, the total issued and paid-up capital of the Company did not undergo a change.

Description of the Business Combination

On March 11, 2023, WWAC and AARK entered into the Business Combination Agreement. Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, at the Closing, WWAC and AARK will consummate the Business Combination. Pursuant to the Amalgamation, all AARK ordinary shares that are issued and outstanding prior to the Effective Time will remain issued and outstanding following the Effective Time and continue to be held by the Sole Shareholder, and all of the shares of Amalgamation Sub that are issued and outstanding as of the Effective Time will be automatically converted into a number of AARK ordinary shares dependent upon available cash of WWAC after redemptions and net of all WWAC liabilities, including WWAC unpaid transaction expenses. The Combined Company will own these converted AARK ordinary shares directly. The number of AARK ordinary shares to be issued in connection with the Amalgamation will be based on an assumed price of $10.10 per share. Based on a pre-transaction equity value of Aeries of $349 million and giving the pro forma effect as if the Business Combination had been consummated on June 30, 2023, AARK’s ownership of 85.31% of the issued and outstanding Aeries Shares and the other Aeries Holders’ 14.69% ownership of the issued and outstanding Aeries Shares and the number of shares of Amalgamation Sub that automatically converted into AARK ordinary shares as previously described, (i) assuming Minimum Redemptions, WWAC will acquire 34% of the economic interests in AARK while the Sole Shareholder and Aeries Holders will collectively retain 66% of the economic interests in AARK; (ii) assuming Medium Redemptions, WWAC will acquire 33% of the economic interests in AARK while the Sole Shareholder and Aeries Holders will collectively retain 67% of the economic interests in AARK; and (iii) assuming Maximum Redemptions, WWAC will acquire 33% of the economic interests in AARK while the Sole Shareholder and Aeries Holders will collectively retain 67% of the economic interests in AARK.

Respective percentage ownership interests in AARK under each redemption scenario are computed as follows (In thousands, except percentage and share amounts).

The following summarizes the percentage ownership interests in AARK, immediately after the consummation of the Business Combination:

		Minimum	Medium	Maximum
Sole Shareholder Pre-Amalgamation Value(1)	(a)	$226,850	$226,850	$226,850
AARK Post-Amalgamation Value(2)	(b)	$377,382	$373,023	$368,664
Sole shareholder pro rata portion	(c)= (a)/(b)	60.11%	60.81%	61.53%
WWAC pro rata portion	100%-(c)	39.89%	39.19%	38.47%

(1)	Sole Shareholder Pre-Amalgamation Value is computed as follows:

	Minimum	Medium	Maximum
Sole Shareholder Pre-Amalgamation Value as defined in the BCA	$224,965	$224,965	$224,965
Adjustment related to increase in pre-transaction equity value to $349,000,000, per Amendment No. 1 to Business Combination Agreement*	$1,885	$1,885	$1,885
Total Sole Shareholder Pre-Amalgamation Value	$226,850	$226,850	$226,850

*	Reflects pro rata increase in AARK Pre-Amalgamation Value due to increase in pre-transaction equity value of Aeries to $349 million

(2)	AARK Post-Amalgamation Value is computed as follows:

	Minimum	Medium	Maximum
AARK Pre-Amalgamation Value as defined in the BCA	$251,540	$251,540	$251,540
Adjustment related to increase in pre-transaction equity value to $349,000,000, per Amendment No. 1 to Business Combination Agreement**	$2,108	$2,108	$2,108
Total AARK Pre-Amalgamation Value	$253,648	$253,648	$253,648

Parent Pre-Money Value***	$123,735	$119,375	$115,016
AARK Post-Amalgamation Value	$377,382	$373,023	$368,664

**	Reflects pro rata increase in Sole Shareholder Pre-Amalgamation Value due to increase in pre-transaction equity value of Aeries to $349 million
***	Reflects pro forma parent value at IPO price of $10.10 multiplied by remaining shares of 12,251,112, 11,819,505, and 11,387,898 under the Minimum, Medium, and Maximum Redemption scenarios, respectively

The respective ownership interests in AARK are calculated as follows:

	Minimum	Medium	Maximum
WWAC percentage ownership interest in AARK(3)	34%	33%	33%
Sole Shareholder and Aeries Holders interest in AARK	66%	67%	67%

(3)	Calculated as:

Minimum Redemptions: WWAC’s ownership at the AARK level of 39.89% multiplied by AARK shares in Aeries of 1,744,427 divided by total Aeries shares outstanding of 2,044,750

Medium Redemptions: WWAC’s ownership at the AARK level of 39.19% multiplied by AARK shares in Aeries of 1,744,427 divided by total Aeries shares outstanding of 2,044,750

Maximum Redemptions: WWAC’s ownership at the AARK level of 38.47% multiplied by AARK shares in Aeries of 1,744,427 divided by total Aeries shares outstanding of 2,044,750]

As used in this unaudited pro forma condensed combined financial information, the “Company” refers to WWAC as a Cayman Islands corporation which, in conjunction with the Business Combination, will continue and change its corporate name to “Aeries Technology, Inc.” The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined entity upon completion of the Business Combination. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the Business Combination, transaction costs in connection with the Business Combination, and the impact of certain pro forma adjustments (and their tax effect at the estimated effective income tax rate applicable to such adjustments).

In each of the Minimum Redemptions, Medium Redemptions, and Maximum Redemptions scenarios, the Business Combination is anticipated to be accounted for as a reverse recapitalization because AARK has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, WWAC is treated as the “acquired” company for financial reporting purposes, with no goodwill or other intangible assets recorded, in accordance with GAAP. AARK has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances taken into consideration:

●	AARK, as a group, after giving effect to the Exchange Agreements, will retain a majority of the outstanding shares of ATI;

●	AARK has the ability to elect a majority of the members of ATI’s governing body;

●	AARK’s executive team will make up the executive team of ATI;

●	AARK represents an operating entity (group) with operating assets, revenues, and earnings significantly larger than WWAC.

In the event that there are redemptions of Class A ordinary shares in excess of the Maximum Redemptions, WWAC has the ability to raise additional equity financing to satisfy the Aggregate Cash requirement. AARK may also exercise their option to waive its ability to terminate the Business Combination in the event the $30,000,000 Aggregate Cash requirement is not met.

Concurrently with the closing of the Business Combination, the outstanding Class A ordinary shares of the Company that are not redeemed prior to the Closing Date will be converted into an equal number of Class A ordinary shares plus up to an additional 3,750,000 Class A ordinary shares (“Bonus Shares”) of the Company in aggregate. Also, in connection with the Business Combination, the Company will issue to NewGen Advisors and Consultants DWC-LLC, a company incorporated in Dubai, United Arab Emirates (the “Class V Shareholder”), one Class V ordinary share of the Company (the “Class V Ordinary Share”), which ATI Class V Ordinary Share will have voting rights equal to (1) 26.0% of the total issued and outstanding Class A ordinary shares and ATI Class V ordinary share voting together as a single class (subject to a proportionate reduction in voting power in connection with the exchange by the Sole Shareholder of AARK ordinary shares for ATI Class A ordinary shares pursuant to the AARK Exchange Agreement) and (2) in certain circumstances, including the threat of a hostile change of control of the Company, 51.0% of the total issued and outstanding Class A ordinary shares and Class V ordinary share voting together as a class; provided, however, that such proportionate reduction will not affect the voting rights of the ATI Class V ordinary share in the event of (i) a threatened or actual Hostile Change of Control (as defined in the Business Combination Agreement) and/or (ii) the appointment and removal of a director on the Company Board). The Class V Shareholder is owned by a business associate of the Sole Shareholder. Neither the Class V Shareholder nor its owner is a “related person” or an “affiliate” to WWAC, AARK or Aeries as such terms are defined under Item 404 of Regulation S-K and Rule 405 of the Securities Act, respectively. The Sole Shareholder does not have control over the Class V Shareholder, and the Class V shareholder will not receive any compensation in connection with its ownership of the ATI Class V ordinary share. Although the Class V Shareholder is not required by contract or otherwise to vote in a manner that is beneficial to the Sole Shareholder and may vote the Class V ordinary share in its sole discretion, given the business relationship between the Class V Shareholder and the Sole Shareholder, the Sole Shareholder believes that the Class V Shareholder could protect the interests of the Sole Shareholder from extraordinary events, such as a hostile takeover or board contest, prior to the exchange of AARK ordinary shares by the Sole Shareholder. The ATI Class V ordinary share may not be transferred, and any attempted transfer of the ATI Class V ordinary share will be void.

On June 30, 2023, WWAC and AARK entered into Amendment No. 1 to the Business Combination Agreement to (i) revise the pre-transaction equity value of the company to be $349,000,000, (ii) increase the redemption threshold percentage from 85.00% to 89.15%, (iii) provide that 50,000 bonus shares, from the 3,750,000 bonus share pool, will be issued to certain employees of AARK, and (iv) modify the Exchange Rate, per the Exchange Agreement, from 14.28 to 14.40 in the case of Aeries Shares and from 2,227 to 2,246 in the case of AARK Ordinary Shares.

On October 9, 2023, WWAC and AARK entered into (i) Amendment No. 2 to the Business Combination Agreement to modify the number of bonus shares to be issued to certain employees of AARK from 50,000 to 52,600 and (2) Amendment No. 1 to Sponsor Support Agreement to modify the definition of Extension Transfer Shares (as defined in the Sponsor Support Agreement) from up to 1,000,000 Class B ordinary shares to 1,314,250 Class B ordinary shares.

Upon consummation of the Business Combination, the holders of AARK ordinary shares and Aeries Technology Group Business Accelerators Private Limited (“Aeries”), a consolidated subsidiary of AARK, ordinary shares will each enter into an Exchange Agreement with the Company, Aeries and AARK (with such exchange agreements collectively, the “Exchange Agreements”). Pursuant to the Exchange Agreements, from and after April 1, 2024 and subject to certain exercise conditions, the Company shall have the right to exercise the ATI Call Exchange. In addition, each shareholder of Aeries and AARK ordinary shares shall have the right to exercise the ATI Put Exchange. Each share of AARK may be exchanged for 2,246 Class A ordinary shares of Aeries Technology, Inc. and each Aeries share may be exchanged for 14.40 Class A ordinary shares of Aeries Technology, Inc, as adjusted for (a) any subdivision (by any share split, share distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the AARK and Aeries ordinary shares that is not accompanied by an identical subdivision or combination of the Class A Ordinary Shares or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Ordinary Shares that is not accompanied by an identical subdivision or combination of the AARK and Aeries ordinary shares.

The diagrams below depict the simplified corporate structure of WWAC and AARK, respectively, prior to Closing.

*	Please refer to the “Beneficial Ownership of Securities” section of this proxy statement/prospectus for a table and footnotes thereto for further information on the beneficial ownership in WWAC prior to the Business Combination.

The diagrams below depict the simplified corporate structure of ATI following the Business Combination, both before and after the occurrence of the transactions contemplated in the Exchange Agreement, respectively:

*	Please refer to the “Economic and Voting Interests in ATI (Pre-Exchange)” table included in the answer to the question “What equity stake will current WWAC shareholders and current shareholders of Aeries hold in WWAC immediately after the consummation of the Business Combination?” in this “Questions and Answers for Shareholders of WWAC” section on page 16 for the economic and voting interests of the identified groups of ATI shareholders based on various redemption scenarios.
**	Excludes Aeries Shares underlying options in the ESOP Trust.

Post-Closing Structure — Post-Exchange*

Holders of ATI Class A ordinary shares, including:
• WWAC public shareholders
• Sponsor
• PIPE Investors
• Sole Shareholder
• Exchanging Aeries Holders
• Anchor Investors
• Non-Redeeming Holders
Class V Shareholder
ATI (f/k/a WWAC) (Nasdaq: ATBA)
100.00%
AARK
14.69%**
85.31%**
Aeries

*	Please refer to the “Economic and Voting Interests in ATI (Post-Exchange)” table included in the answer to the question “What equity stake will current WWAC shareholders and current shareholders of Aeries hold in WWAC immediately after the consummation of the Business Combination?” in the “Questions and Answers for Shareholders of WWAC” section on page 17 for the ownership and voting power percentages of the identified groups of ATI shareholders, based on various redemption scenarios.
**	Excludes Aeries Shares underlying options in the ESOP Trust.

The tables below represent the sources and uses of funds as it relates to the Business Combination at various redemption scenarios:

Estimated Sources and Uses (Assuming Minimum Redemptions)

Sources (in thousands)		Uses (in thousands)
WWAC Cash Held in Trust(1)	$49,362	Cash contribution to AARK	$37,367
PIPE Financing	5,000	WWAC Transaction Expenses(2)	10,750
WWAC liabilities	(447)	AARK Transaction Expenses(3)	5,798
		Shareholder Redemptions	-
Total Sources	$53,915	Total Uses	$53,915

Estimated Sources and Uses (Assuming Medium Redemptions)

Sources (in thousands)		Uses (in thousands)
WWAC Cash Held in Trust(1)	$49,362	Cash contribution to AARK	$32,852
PIPE Financing	5,000	WWAC Transaction Expenses(2)	10,750
WWAC liabilities	(447)	AARK Transaction Expenses(3)	5,798
		Shareholder Redemptions(4)	4,516
Total Sources	$53,915	Total Uses	$53,915

Estimated Sources and Uses (Assuming Maximum Redemptions)

Sources (in thousands)		Uses (in thousands)
WWAC Cash Held in Trust(1)	$49,362	Cash contribution to AARK	$28,336
PIPE Financing	5,000	WWAC Transaction Expenses(2)	10,750
WWAC liabilities	(447)	AARK Transaction Expenses(3)	5,798
		Shareholder Redemptions(5)	9,031
Total Sources	$53,915	Total Uses	$53,915

(1)	Represents the expected amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.
(2)	Represents the total estimated transaction fees and expenses incurred by WWAC as part of the Business Combination.
(3)	Represents the total estimated transaction fees and expenses incurred by AARK as part of the Business Combination.
(4)	Assumes that 431,607 of the 4,718,054 WWAC’s outstanding public shares are redeemed by public shareholders assuming Medium Redemption.
(5)	Assumes that 863,214 of the 4,718,054 WWAC’s outstanding public shares are redeemed by public shareholders assuming Maximum Redemption.

The following summarizes the pro forma ownership of Class A common stock of Aeries Technology, Inc. following the Business Combination and prior to the exchange of interests in connection with the Exchange agreements under the three scenarios:

	Assuming Minimum Redemptions		Assuming Medium Redemptions(1)		Assuming Maximum Redemptions(2)
	Shares	%	Shares	%	Shares	%
WWAC Public Shareholders(3)	8,415,454	68.7%	7,983,847	67.5%	7,552,240	66.3%
Sponsor and Anchor investors(4) (5)	2,750,000	22.4%	2,750,000	23.3%	2,750,000	24.1%
Bonus shares issued to AARK employees(6)	52,600	0.4%	52,600	0.4%	52,600	0.5%
PIPE investors(7)	1,033,058	8.4%	1,033,058	8.7%	1,033,058	9.1%
Closing shares	12,251,112	100%	11,819,505	100%	11,387,898	100%

(1)	Assumes that, of the remaining 4,718,054 Public Shares held after redemptions of 18,281,946 Class A Ordinary shares, 431,607 additional Public Shares, based on a per share redemption price of $10.46 per share, representing an illustrative Medium Redemptions scenario, are redeemed in connection with the Business Combination.
(2)	Assumes that, of the remaining 4,718,054 Public Shares held after redemptions of 18,281,946 Class A Ordinary shares, 863,214 additional Public Shares (the estimated maximum number of public shares that could be redeemed in connection with the Business Combination, in order to meet the Aggregate Cash requirement, based on a per share redemption price of $10.46 per share) are redeemed in connection with the Business Combination.
(3)	Includes 2,710,400 Bonus Shares and 987,000 Extension Shares to be issued to certain holders of Class A common stock (“the Holders”) in accordance with the Non-Redemption Agreement entered into between WWAC, the Sponsor, and the Holders of Class A common stock. In connection with the Non-Redemption Agreement, the Sponsor will forfeit 987,000 shares of the Company’s Class B ordinary shares and 987,000 Class A ordinary shares of Aeries Technology, Inc. shall be issued to the Holders.
(4)	Includes 1,500,000 shares of Class A common stock issued to Sponsor and 1,250,000 shares of Class A common stock issued to Anchor Investors upon conversion of the existing WWAC Class B ordinary shares concurrently with the consummation of the Business Combination. In both a No, Medium, and Maximum Redemptions scenario, 2,013,000 Class B ordinary shares will be forfeited by the Sponsor upon the consummation of the Business Combination.

(5)	Does not include (i) 513,000 shares of Class B common stock to be forfeited upon the consummation of the Business Combination, (ii) 987,000 shares of Class B common stock to be forfeited in connection with the Non-Redemption Agreement or (iii) 1,500,000 Class B ordinary shares to be forfeited pursuant to the Sponsor Support Agreement, assuming WWAC Available Cash is less than $50,000,000.
(6)	Includes 52,600 Bonus Shares, from the 3,750,000 Bonus Share Pool, to be issued to certain AARK employees at the consummation of the Business Combination. Does not include 10,000 AARK ordinary shares and 655,788 Aeries ordinary shares that represent noncontrolling interest in AARK. These shares will be exchangeable (together with the proportionate reduction in the voting power of the Class V Share, and in the case of the exchange of all AARK Ordinary Shares, the forfeiture and cancellation of the Class V Share) into shares in Aeries Technology, Inc. in connection with the Exchange Agreements, as noted above.
(7)	Includes 1,033,058 of Class A ordinary shares to be issued to PIPE Investors at the consummation of the Business Combination, for an aggregate purchase price of $5,000,000, of $4.84 per share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Business Combination occurred on the dates indicated or the future results that the Aeries Technology, Inc. will experience. AARK and WWAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements. Aeries Technology, Inc. will incur additional costs after the Business Combination is consummated in order to satisfy its obligations as a public company registrant. In addition, we anticipate the adoption of a new Employee Stock Option Plan for employees, officers and directors. No adjustments to the unaudited pro forma statement of operations have been made for these items as such amounts are not yet known.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(In thousands, Except Per Share Data)

	As of June 30, 2023			Assuming Minimum Redemptions			Assuming Medium Redemptions			Assuming Maximum Redemptions
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,664	42	-	49,362	a	39,520	(4,516)	l	35,004	(4,516)	l	30,489
	-	-	-	(16,000)	b	-	-		-	-		-
	-	-	-	(548)	c	-	-		-	-		-
	-	-	-	5,000	h	-	-		-	-		-
Accounts receivable, net of allowance of $165 as of June 30, 2023	13,761	-	-	-		13,761	-		13,761	-		13,761
Prepaid expenses	-	153	(153)	-		-	-		-	-		-
Other current assets	-	3	(3)	-		-	-		-	-		-
Prepaid expenses and other current assets	5,538	-	156			5,694	-		5,694	-		5,694
Deferred transaction costs	2,522	-	-	(2,522)	b	-	-		-	-		-
Total current assets	23,485	198	-	35,292		58,975	(4,516)		54,460	(4,516)		49,944
Marketable securities held in Trust Account	-	49,362	-	(49,362)	a	-	-		-	-		-
Property and equipment, net	3,324	-	-	-		3,324	-		3,324	-		3,324
Operating right-of-use assets	6,780	-	-	-		6,780	-		6,780	-		6,780
Deferred tax assets	1,402	-	-	-		1,402	-		1,402	-		1,402
Long-term investments, net of allowance of $132 as of June 30, 2023	1,481	-	-	-		1,481	-		1,481	-		1,481
Other assets, net of allowance of $1 as of June 30, 2023	2,824	-	-	-		2,824	-		2,824	-		2,824
Total Assets	39,296	49,560	-	(14,070)		74,786	(4,516)		70,271	(4,516)		65,755
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,975	5,774	-	(6,725)	b	1,024	-		1,024	-		1,024
Accrued expenses	-	69		(69)	b	-			-	-		-
Promissory note – related party	-	548	-	(548)	c	-	-		-	-		-
Accrued compensation and related benefits, current	1,993	-	-	-		1,993	-		1,993	-		1,993

	As of June 30, 2023				Assuming Minimum Redemptions				Assuming Medium Redemptions				Assuming Maximum Redemptions
	Aark Singapore Pte. Ltd. (Historical)		Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments			Pro Forma Combined	Pro Forma Adjustments			Pro Forma Combined	Pro Forma Adjustments			Pro Forma Combined
Operating lease liabilities, current	1,966		-	-	-			1,966	-			1,966	-			1,966
Short-term borrowings	2,625		-	-	-			2,625	-			2,625	-			2,625
Accrued professional services fees	-		1,547	-	(1,547)		b	-	-			-	-			-
Other current liabilities	5,291		-	-	(368)		b	4,923	-			4,923	-			4,923
Total current liabilities	13,850		7,938	-	(9,257)			12,531	-			12,531	-			12,531
Long term debt	1,276		-	-	-			1,276	-			1,276	-			1,276
Operating lease liabilities, noncurrent	5,147		-	-	-			5,147	-			5,147	-			5,147
Derivative warrant liabilities	-		447	-	-			447	-			447	-			447
Deferred tax liabilities	341							341				341				341
Other liabilities	3,592		-	-	-			3,592	-			3,592	-			3,592
Total liabilities	24,206		8,385	-	(9,257)			23,334	-			23,334	-			23,334
Commitments and contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 4,718,054 shares at $10.44 per share at June 30, 2023	-		49,262	-	(49,262)		d	-	-			-	-			-
Redeemable noncontrolling interest	-		-	-	9,955		j	9,955	90		j	10,045	93		j	10,138
																-
Stockholder’s equity (deficit):
Worldwide Webb Acquisition Corp Class A Ordinary Shares	-		-	-	-			-	-			-	-			-
Worldwide Webb Acquisition Corp Class B Ordinary Shares	-		1	-	(0	)*	e	-	-			-	-			-
					(0	)*	g
Common stock, no par value; 10,000 shares issued and paid-up as of June 30, 2023	0	*	-	-	(0	)*	j	-	-			-	-			-
ATI Common stock	-		-	-	0	*	d	1	(0	)*	l	1	(0	)*	l	1
	-		-	-	0	*	g
	-		-	-	0	*	i
	-		-	-	0	*	h
	-		-	-	0	*	k

	As of June 30, 2023			Assuming Minimum Redemptions			Assuming Medium Redemptions			Assuming Maximum Redemptions
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Net stockholder’s investment and additional paid-in capital	8,585	-	-	49,262	d	36,859	(4,516)	l	32,253	(4,516)	l	27,644
	-	-	-	(10,899)	f		(90)	j		(93)	j
	-	-	-	(8,638)	j
	-	-	-	5,000	h
	-	-	-	(7,001)	b
	-	-	-	550	k
Accumulated other comprehensive (loss)	(1,361)	-	-	-		(1,361)	-		(1,361)	-		(1,361)
Retained earnings	6,549	-	-	(550)	k	5,999	-		5,999	-		5,999
Accumulated deficit	-	(8,087)	-	(2,812)	b	-	-		-	-		-
				10,899	f
Noncontrolling interest	1,317	-	-	(1,317)	j	-	-		-	-		-

Total stockholder’s equity (deficit)	15,090	(8,087)	-	34,494		41,498	(4,606)		36,892	(4,609)		32,283

Total liabilities and stockholder’s equity (deficit)	39,296	49,560	-	(14,070)		74,786	(4,516)		70,271	(4,516)		65,755

(1)	Derived from WWAC unaudited interim financial statements, amounts may differ due to rounding
*	Amounts round to less than $1,000

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, Except Share Data)

	For the year ended March 31, 2023	For the year ended December 31, 2022		Assuming Minimum Redemptions				Assuming Medium Redemption				Assuming Maximum Redemptions
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined		Pro Forma Adjustments		Pro Forma Combined		Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$53,099	-	-	-		53,099		-		53,099		-		53,099
Cost of Revenue	(39,442)	-	-	-		(39,442)		-		(39,442)		-		(39,442)
Gross Profit	13,657	-	-	-		13,657				13,657		-		13,657
Operating expenses:
Selling, general & administrative expenses	11,326	-	4,464	2,812	bb	19,152		-		19,152		-		19,152
	-	-		550	cc	-		-		-		-		-
Formation and operating costs	-	4,464	(4,464)	-		-				-		-		-
Total operating expenses	11,326	4,464	-	3,362		19,152		-		19,152		-		19,152
Income (loss) from operations	2,331	(4,464)	-	(3,362)		(5,495)		-		(5,495)		-		(5,495)
Interest income	191	-	-	-		191		-		191		-		191
Interest expense	(185)	-	-	-		(185)		-		(185)		-		(185)
Change in fair value of derivative warrant liabilities	-	11,626	-	-		11,626		-		11,626		-		11,626
Gain on marketable securities, dividends and interest, held in Trust Account	-	2,395	-	(2,395)	aa	-		-		-		-		-
Gain on settlement of underwriting fees	-	202	-	-		202		-		202		-		202
Other income (expense), net	429	-	-	-		429		-		429		-		429
Total other income (expense), net	435	14,223	-	(2,395)		12,263		-		12,263		-		12,263

Income (loss) before income taxes	2,766	9,759	-	(5,757)		6,768		-		6,768		-		6,768
Provision for income taxes	(1,060)	-	-	-		(1,060)		-		(1,060)		-		(1,060)
Net income (loss)	1,706	9,759	-	(5,757)		5,708		-		5,708		-		5,708
Less: Net income (loss) attributable to noncontrolling interests	260	-	-	869	dd	1,129		10	dd	1,139		10	dd	1,150
Net income (loss) attributable to controlling interest	1,446	9,759	-	(6,626)		4,579		10		4,579		10		4,558
Weighted average shares outstanding of Class A ordinary shares, common stock, basic and diluted	-	23,000,000	-	(10,748,888)	ee	12,251,112		(431,607)	ee	11,819,505		(431,607)	ee	11,387,898
Basic and diluted net income (loss) per share of Class A ordinary shares common stock	-	$0.34	-	-		0.37	ee	-		0.39	ee	-		0.40	ee
Weighted average shares outstanding of Class B ordinary shares, common stock and diluted,	-	5,750,000	-	(5,750,000)	ee	-		-		-		-		-
Basic and diluted net income (loss) per share of Class B ordinary shares common stock	-	$0.34	-	-		-		-		-		-		-

(1)	Derived from WWAC audited financial statements, amounts may differ due to rounding

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(In thousands, Except Share Data)

	For the six months ended June 30, 2023	For the six months ended June 30, 2023		Assuming Minimum Redemptions			Assuming Medium Redemption			Assuming Maximum Redemptions
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$31,402	-	-	-		31,402	-		31,402	-		31,402
Cost of Revenue	(22,640)	-	-	-		(22,640)	-		(22,640)	-		(22,640)
Gross Profit	8,762	-	-	-		8,762	-		8,762	-		8,762
Operating expenses:
Selling, general & administrative expenses	6,794	3,747	-	-		10,541	-		10,541	-		10,541
Total operating expenses	6,794	3,747	-	-		10,541	-		10,541	-		10,541
Income (loss) from operations	1,968	(3,747)	-	-		(1,779)	-		(1,779)	-		(1,779)
Interest income	80	-	-	-		80	-		80	-		80
Interest expense	(142)	-	-	-		(142)	-		(142)	-		(142)
Change in fair value of derivative warrant liabilities	-	167	-	-		167	-		167	-		167
Gain on marketable securities, dividends and interest, held in Trust Account	-	4,081	-	(4,081)	aa	-	-		-	-		-
Other income (expense), net	(95)	-	-	-		(95)	-		(95)	-		(95)
Total other income (expense), net	(157)	4,248	-	(4,081)		10	-		10	-		10
Income (loss) before income taxes	1,811	501	-	(4,081)		(1,769)	-		(1,769)	-		(1,769)
Provision for income taxes	(128)	-	-	-		(128)	-		(128)	-		(128)
Net income (loss)	1,683	501	-	(4,081)		(1,897)	-		(1,897)	-		(1,897)
Less: Net income (loss) attributable to noncontrolling interests	253	-		860	dd	1,113	10	dd	1,123	10	dd	1,133
Net income (loss) attributable to controlling interest	1,430	501	-	(4,941)		(3,010)	(10)		(3,020)	(10)		(3,030)

	For the six months ended June 30, 2023	For the six months ended June 30, 2023		Assuming Minimum Redemptions				Assuming Medium Redemption				Assuming Maximum Redemptions
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined		Pro Forma Adjustments		Pro Forma Combined		Pro Forma Adjustments		Pro Forma Combined
Weighted average shares outstanding of Class A ordinary shares, common stock, basic and diluted	-	15,121,592	-	(2,870,480)	ee	12,251,112		(431,607)	ee	11,819,505		(431,607)	ee	11,387,898
Basic and diluted net income (loss) per share of Class A ordinary shares common stock	-	$0.02	-	-		(0.25)	ee	-		(0.26)	ee	-		(0.27)	ee
Weighted average shares outstanding of Class B ordinary shares, common stock and diluted,	-	5,750,000	-	(5,750,000)	ee	-		-		-		-		-
Basic and diluted net income (loss) per share of Class B ordinary shares common stock	-	$0.02	-	-		-		-				-		-

(1)	Derived from WWAC unaudited interim financial statements, amounts may differ due to rounding

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of presentation

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for as a reverse recapitalization. Under this method of accounting, WWAC is treated as the “acquired” company for financial reporting purposes, with no goodwill or other intangible assets recorded, in accordance with GAAP. AARK has been determined to be the accounting acquirer because AARK, as a group, after giving effect to the Exchange Agreements, will retain a majority of the outstanding shares of ATI, AARK’s management will comprise the majority of ATI management, AARK represents a significant majority of the assets of ATI, and AARK’s business will comprise the ongoing operations of ATI.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Business Combination as if it occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 give effect to the Business Combination as if it occurred on January 1, 2022. These periods are presented on the basis that AARK is the acquirer for accounting purposes.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact on the statement of operations. Further, one-time transaction-related expenses incurred prior to, or concurrently with the consummation of the Business Combination are not included in the unaudited pro forma condensed combined statement of operations.

Upon consummation of the Business Combination, WWAC will adopt AARK’s accounting policies. As a result of the adoption, there are no significant changes in accounting policies expected and no pro forma adjustments related to the alignment of the accounting policies of WWAC and AARK. As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align WWAC and AARK’s financial statement presentation. Following the consummation of the Business Combination, Aeries Technology, Inc. is expected to have a March 31 fiscal year-end.

Note 2 — Unaudited Pro Forma Condensed Combined Balance Sheet adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(a)	Represents the release of cash held in the Trust Account that becomes available to fund the Business Combination through the Cash Contribution to AARK.

(b)	Represents preliminary estimated transaction costs associated with legal, financial advisory, and other professional fees related to the Business Combination in the unaudited pro forma combined statement of operations for the year ended December 31, 2022. Assumes that total transaction costs of $17.2 million were incurred and anticipated to be incurred, $16.0 million of which is expected to be paid from Closing proceeds. Approximately $7.9 million of WWAC transaction costs are incurred and already in the historical statements of operations of WWAC as of June 30, 2023. Approximately $2.8 million in WWAC transaction costs not already reflected in the historical financial statements will be expensed and reflected through accumulated deficit. Total AARK transaction costs directly attributable to the Business Combination of $7.0 million have been recorded as a reduction of $7.0 million to additional paid-in capital, a reduction of $2.5 million to deferred transaction costs, a reduction of $1.0 million to accounts payable and a reduction of $0.4 million to other current liabilities.

(c)	Represents the payment of the balance due under the unsecured promissory note by WWAC in cash upon the consummation of the Business Combination.

(d)	Represents the reclassification of the redeemable portion of the Public Shares to permanent equity and conversion of Public Shares to Class A common stock in connection with the Business Combination.

(e)	Represents the forfeiture of 2,013,000 Class B ordinary shares held by the Sponsor at the consummation of the Business Combination.

(f)	Reflects the elimination of WWAC’s historical accumulated deficit after recording the transaction costs to be incurred by WWAC as described in Note b above.

(g)	Represents the conversion of 2,750,000 Class B ordinary shares to Class A common stock in connection with the Business Combination. Shares of Class A common stock are issued upon the automatic conversion of the Class B ordinary shares concurrently with the consummation of the Business Combination. Also includes 987,000 “Extension Shares” to be issued in connection with the Extension Amendment. These shares are to be forfeited by Class B holders and issued to Class A ordinary shareholders at the consummation of the Business Combination.

(h)	Represents the issuance of 1,033,058 Class A ordinary shares to PIPE Investors at the consummation of the Business Combination, for an aggregate purchase price of $5,000,000.

(i)	Represents 2,710,400 “Bonus Shares” issued to Class A ordinary shareholders for no consideration as a result of shareholders not redeeming Class A ordinary shares prior to the Business Combination.

(j)	Represents noncontrolling interest in ATI related to AARK and Aeries shareholders that have not yet exercised exchange rights, per the Exchange Agreement. The value of the noncontrolling interest is recognized at the proportionate interest in the precombination carrying amounts of AARK.

(k)	Reflects the fair value of 52,600 Bonus Shares, from the Bonus Share Pool, to be granted to AARK employees. The allocation of Bonus Shares to holders of Class A Ordinary shares was designed to minimize redemptions. However, shares to be granted to AARK employees are not subject to redemption provisions. As such, these shares were preliminarily deemed to be non-cash compensation.

(l)	Represents assumption that WWAC’s public shareholders exercise their redemption rights with respect to a further 431,607 WWAC Class A Ordinary Shares in an Medium Redemptions Scenario and 863,214 WWAC Class A Ordinary Shares in a Maximum Redemptions Scenario prior to the Closing at a redemption price of approximately $10.46 per share. The Maximum Redemptions Scenario considers the minimum cash necessary to satisfy the Aggregate Cash requirement, below which AARK may terminate the Business Combination Agreement.

Note 3 — Unaudited Pro Forma Condensed Combined Statements of Operations adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2022 and six months ended June 30, 2023 are as follows:

(aa)	To reflect the elimination of dividends and interest income related to the marketable securities held in the trust account.

(bb)	To reflect estimated transaction costs of $2.8 million to be incurred by WWAC in connection with the Business Combination as if it were consummated on January 1, 2022.

(cc)	Reflects the fair value of 52,600 Bonus Shares, from the Bonus Share Pool, to be granted to AARK employees. The allocation of Bonus Shares to holders of Class A Ordinary shares was designed to minimize redemptions. However, shares to be granted to AARK employees are not subject to redemption provisions. As such, these shares were preliminarily deemed to be non-cash compensation.

(dd)	Represents adjustment to the noncontrolling interest in the Business Combination under a Minimum Redemptions, Medium Redemptions, and Maximum Redemptions scenario.

(in thousands)	For the year ended December 31, 2022	For the six months ended June 30, 2023
Pro forma income (loss)
Minimum redemptions	$5,708	$(1,897)
Medium redemptions	$5,708	$(1,897)
Maximum redemptions	$5,708	$(1,897)

Pro forma income (loss) attributed to noncontrolling interest
Minimum redemptions	$1,129	$1,113
Medium Redemptions	$1,139	$1,123
Maximum redemptions	$1,150	$1,133

(ee)	The pro forma basic and diluted net income (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Aeries Technology, Inc. shares outstanding as if the Business Combination occurred on January 1, 2022. The calculation of weighted-average shares outstanding for pro forma basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the periods presented.

Note 4 — Net income (loss) per share

Pro Forma weighted-average common shares outstanding-basic and diluted is calculated as follows for the year ended December 31, 2022 and the six months ended June 30, 2023:

	Year Ended December 31, 2022*
(in thousands, except share and per share data)	Assuming Minimum Redemptions	Assuming Medium Redemptions(3)	Assuming Maximum Redemptions(4)
Pro forma net income attributable to common shareholders	4,579	4,569	4,558
Pro forma weighted average common shares outstanding - basic and diluted	12,251,112	11,819,505	11,387,898
Pro forma net income per share, basic and diluted	0.37	0.39	0.40
Public Shareholders (Redeemable Class A shares), including Bonus shares(1)	8,415,454	7,983,847	7,552,240
Shares held by sponsor and other initial holders(2)	2,750,000	2,750,000	2,750,000
Shares held by PIPE investors	1,033,058	1,033,058	1,033,058
Shares held by AARK employees	52,600	52,600	52,600
Pro forma weighted average shares outstanding - basic and diluted	12,251,112	11,819,505	11,387,898

	Six Months Ended June 30, 2023*
(in thousands, except share and per share data)	Assuming Minimum Redemptions	Assuming Medium Redemptions(3)	Assuming Maximum Redemptions(4)
Pro forma net loss attributable to common shareholders	(3,010)	(3,020)	(3,030)
Pro forma weighted average common shares outstanding - basic and diluted	12,251,112	11,819,505	11,387,898
Pro forma net loss per share, basic and diluted	(0.25)	(0.26)	(0.27)
Public Shareholders (Redeemable Class A shares), including Bonus shares(1)	8,415,454	7,983,847	7,552,240
Shares held by sponsor and other initial holders(2)	2,750,000	2,750,000	2,750,000
Shares held by PIPE investors	1,033,058	1,033,058	1,033,058
Shares held by AARK employees	52,600	52,600	52,600
Pro forma weighted average shares outstanding - basic and diluted	12,251,112	11,819,505	11,387,898

*	The above tables do not give effect to the potential shares to be exchanged after the execution of the put and call options as set forth in the Exchange Agreement or any other shares to be granted after the effectuation of the Business Combination. If all rights under the Exchange Agreement are exercised, an additional 34,554,454 of ATI Class A ordinary shares will be outstanding under the Minimum, Medium, and Maximum redemptions scenarios. Additionally, pro forma net income attributable to noncontrolling interest million has been excluded from the calculation of pro forma earnings per share.
(1)	Includes 4,718,054 shares of Class A Common Stock issued in connection with the WWAC IPO and to be issued outstanding assuming no further redemptions. Includes 2,710,400 Bonus shares issued to public shareholders for not redeeming their shares prior to the consummation of the Business Combination. Additionally, this includes 987,000 shares granted to certain Holders in connection with the Non-Redemption Agreement. Does not include 20,400,000 Public Warrants and Private Placement Warrants redeemable warrants to purchase one share of Class A common stock at $11.50 per share, as inclusion would be anti-dilutive.
(2)	Represents 2,750,000 shares of Class A Common Stock issued upon conversion of the existing WWAC B Ordinary Shares. The ordinary shares automatically converted into shares of Class A Common Stock concurrently with the consummation of the initial Business Combination, or earlier at the option of the holder thereof, on a one-for-one basis. 2,013,000 shares forfeited by the Sponsor upon consummation of the Business Combination.
(3)	Assumes 431,607 of the 4,718,054 remaining shares of Class A Common Stock are redeemed by public shareholders assuming medium redemption.
(4)	Assumes 863,214 of the 4,718,054 remaining shares of Class A Common Stock are redeemed by public shareholders assuming maximum redemption.

Common Stock that were excluded from the computation of diluted net income (loss) per share attributable to stockholders for the period presented because including them would have an antidilutive effect or the issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period were as follows:

	Year Ended December 31, 2022
	Assuming Minimum Redemptions	Assuming Medium Redemptions	Assuming Maximum Redemptions
WWAC Private Placement Warrants	8,900,000	8,900,000	8,900,000
WWAC Public Warrants	11,500,000	11,500,000	11,500,000
Potential shares associated with Exchange Agreement	34,554,454	34,554,454	34,554,454
Potential common shares excluded from diluted net income (loss) per share	54,954,454	54,954,454	54,954,454

	Six Months Ended June 30, 2023
	Assuming Minimum Redemptions	Assuming Medium Redemptions	Assuming Maximum Redemptions
WWAC Private Placement Warrants	8,900,000	8,900,000	8,900,000
WWAC Public Warrants	11,500,000	11,500,000	11,500,000
Potential shares associated with Exchange Agreement	34,554,454	34,554,454	34,554,454
Potential common shares excluded from diluted net income (loss) per share	54,954,454	54,954,454	54,954,454